As filed with the Securities and Exchange Commission on October 6, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THOMAS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	72-0843540
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5221 North O’Connor Boulevard, Suite 500
Irving, Texas	75039-3714
(Address of Principal Executive Offices)	(Zip Code)

2008 OMNIBUS STOCK AND INCENTIVE PLAN FOR THOMAS GROUP, INC.

(Full title of the plan)

Earle Steinberg

President and Chief Executive Officer

Thomas Group, Inc.

5221 North O’Connor Boulevard, Suite 500

Irving, Texas  75039-3714

(Name and address of agent for service)

(972) 869-3400

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.01 per share, to be issued under the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc. (1)	1,000,000	$1.83	$1,830,000	$71.92

(1)          Pursuant to Rule 416(a) under the Securities Act, the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)          Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the shares of Common Stock quoted on the Nasdaq Global Market on October 3, 2008.

(3)          This fee has been calculated pursuant to Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering amount by 0.0000393.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note:  The documents containing the information concerning the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc. required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Thomas Group, Inc. (the “Company”) will maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the Company will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which the Company has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this registration statement by reference and shall be deemed to be a part hereof:

(1)           the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 31, 2008;

(2)           the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 15, 2008;

(3)           the Company’s Quarterly Report on Form 10-Q filed with the Commission on July 25, 2008;

(4)           the Company’s Current Report on Form 8-K filed with the Commission on February 20, 2008*;

(5)           the Company’s Current Report on Form 8-K filed with the Commission on February 22, 2008*;

(6)           the Company’s Current Report on Form 8-K filed with the Commission on February 25, 2008*;

(7)           the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2008*;

(8)           the Company’s Current Report on Form 8-K filed with the Commission on March 11, 2008*;

(9)           the Company’s two Current Reports on Form 8-K filed with the Commission on April 3, 2008*;

(10)         the Company’s Current Report on Form 8-K filed with the Commission on April 28, 2008*;

(11)         the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2008*;

(12)         the Company’s Current Report on Form 8-K filed with the Commission on May 2, 2008*;

(13)         the Company’s Current Report on Form 8-K filed with the Commission on July 25, 2008*;

(14)         the Company’s Current Report on Form 8-K filed with the Commission on July 29, 2008*; and

(15)         the description of the Company’s Common Stock under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed with the Commission on July 2, 1993, and as thereafter amended from time to time for the purpose of updating, changing or modifying such description.

*  Excluding any portions thereof that are deemed to be furnished and not filed.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this registration statement or in any document that is incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.  Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by the Delaware General Corporation Law.  In addition, the Company’s Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Company has obtained and intends to maintain in effect directors’ and officers’ liability insurance policies providing customary coverage for our directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of the Company.

The above discussion of the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such documents and statute.

Please read “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 7.         Exemption from Registration Claimed.

Not Applicable.

Item 8.         Exhibits.

Exhibit Number

3.1

Amended and Restated Certificate of Incorporation of the Company filed July 10, 1998, with the State of Delaware Office of the Secretary of State (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K dated March 12, 1999 and incorporated herein by reference).

3.2	Amended and Restated By-Laws dated May 30, 2001 (filed as Exhibit 3.2 to the Company’s

Quarterly Report on Form 10-Q dated August 10, 2001 and incorporated herein by reference).

*4.1	2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc

*5.1	Opinion of Baker Botts L.L.P.

*23.1	Consent of Hein & Associates L.L.P.

*24.1	Power of Attorney (included in the signature page hereof).

*          Filed herewith.

Item 9.         Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 29th day of September, 2008.

THOMAS GROUP, INC.

By:	/s/ Earle Steinberg
Earle Steinberg
President and Chief Financial Officer

THE UNDERSIGNED hereby constitutes and appoints Earle Steinberg and Frank Tilley, or either of such individuals, with full power of substitution in the premises, as the undersigned’s true and lawful agents and attorneys-in-fact (the “Attorneys-in-Fact”), with full power and authority in the name and on behalf of the undersigned, in their respective capacities, to execute and file with the Securities and Exchange Commission this Registration Statement on Form S-8, together with any and all amendments to such Registration Statement.

This Power of Attorney and all authority granted and conferred hereby shall continue indefinitely and, unless waived by the Attorneys-in-Fact, may not be revoked until the Attorneys-in-Fact have received five days written notice of such revocation.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	DATE	TITLE

/s/ Earle Steinberg	09/24/08	Chief Executive Officer and President
Earle Steinberg		(Principal Executive Officer)

/s/ Frank Tilley	09/29/08	Vice President and Interim Chief Financial
Frank Tilley		Officer (Principal Financial and Accounting Officer)

/s/ Michael E. McGrath	09/16/08	Executive Chairman of the Board of Directors
Michael E. McGrath

/s/ John T. Chain, Jr.	09/19/08	Director
General John T. Chain, Jr.

/s/ Edward P. Evans	09/19/08	Director
Edward P. Evans

/s/ Dorsey R. Gardner	09/18/08	Director
Dorsey R. Gardner

/s/ David B. Mathis	09/19/08	Director
David B. Mathis

EXHIBIT INDEX

Exhibit Number

3.1

Amended and Restated Certificate of Incorporation of the Company filed July 10, 1998, with the State of Delaware Office of the Secretary of State (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K dated March 12, 1999 and incorporated herein by reference).

3.2	Amended and Restated By-Laws dated May 30, 2001 (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q dated August 10, 2001 and incorporated herein by reference).

*4.1	2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc

*5.1	Opinion of Baker Botts L.L.P.

*23.1	Consent of Hein & Associates L.L.P.

*24.1	Power of Attorney (included in the signature page hereof).

*         Filed herewith.